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                                                                    EHIBIT 21.1



                 SUBSIDIARIES OF UNIVISION COMMUNICATIONS INC.

                  (after giving effect to the Reorganization)



PTI Holdings, Inc., a Delaware corporation

Univision Television Group, Inc., a Delaware corporation

KWEX License Partnership, G.P., a California general partnership

KUVN License Partnership, G.P., a California general partnership

KLUZ License Partnership, G.P., a California general partnership

KMEX License Partnership, G.P., a California general partnership

KDTV License Partnership, G.P., a California general partnership

KFTV License Partnership, G.P., a California general partnership

KTVW License Partnership, G.P., a California general partnership

KXLN License Partnership, G.P., a California general partnership

WGBO License Partnership, G.P., a California general partnership

WXTV License Partnership, G.P., a California general partnership

WLTV License Partnership, G.P., a California general partnership

The Univision Network Limited Partnership

Galavision, Inc.

Sunshine Acquisition, L.P.

Sunshine Acquisition Corp.